                                                                    EXHIBIT 23.8


                          CONSENT OF DIRECTOR NOMINEE


     I hereby consent to be named in the Registration Statement on Form S-4 of Saratoga Resources, Inc. as a person who is about to become a director of Saratoga Resources, Inc. if the mergers described therein are consummated.


                                          /s/ Martin E. Franklin
                                          -------------------------------------
                                          Name: Martin E. Franklin





Dated: May 12, 1999